Exhibit 4.2

Number *1*	Shares 2,400,000

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

CUSIP: 66704R209

THIS CERTIFICATE IS TRANSFERABLE
IN THE CITY OF NEW YORK, NY

NORTHSTAR REALTY FINANCE CORP.
a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT CEDE & CO. is the owner of two million four hundred thousand (2,400,000) fully paid and nonassessable shares of 8.75% Series A Cumulative Redeemable Preferred Shares of Stock, $.01 par value per share, of

NorthStar Realty Finance Corp.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED __________________

Countersigned and Registered: Transfer Agent and Registrar American Stock Transfer & Trust Company	____________________________________(SEAL) President

By:
Authorized Signature	Secretary

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

The shares represented by this certificate are subject to restrictions on transfer and ownership.  The Corporation will furnish a full statement about certain restrictions on transferability and ownership to each holder of capital stock on request and without charge.  Requests for such information may be directed to the Secretary of the Corporation at its principal office or to the Transfer Agent.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	-	as tenants by the entireties	(Custodian)	(Minor)
JT TEN	-	as joint tenants with right of	under Uniform Gifts to Minors Act of
		survivorship and not as tenants in common	(State)
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO
_________________________________________________________________________________________ ____________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, OF ASSIGNEE)

____________________________ (______________) shares of 8.75% Series A Cumulative Redeemable Preferred Shares of Stock, $.01 par value per share, of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint ________________________________ attorney to transfer the said shares of 8.75% Series A Cumulative Redeemable Preferred Shares of Stock, $.01 par value per share, on the books of the Corporation, with full power of substitution in the premises.

Dated ______________
NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.

__________________________________________________________________________________